ServiceSource Reports Fourth Quarter and Fiscal Year 2015 Financial Results
Non-GAAP gross margins exceed 40% for the first time in eight quarters
Adjusted EBITDA improves by $20.7 million for the full year in 2015
Revenue growth and improving profitability expected in 2016

SAN FRANCISCO, February 22, 2016 - ServiceSource® (Nasdaq: SREV), the global leader in customer revenue growth and retention solutions, today announced financial results for the fourth quarter and full year ended December 31, 2015.

“ServiceSource finished 2015 with a strong quarter, exceeding guidance across all revenue and profitability metrics. The fourth quarter capped a year that saw ServiceSource make extraordinary progress rebuilding the company’s leadership, strengthening customer relationships and improving operational performance, all while driving costs lower. This resulted in a $20.7 million improvement in adjusted EBITDA from 2014 to 2015,” said Christopher M. Carrington, CEO of ServiceSource. “With customer centricity driving churn back to industry norms and strong new sales, ServiceSource resumed ACV growth in 2015. We expect this performance will translate into a return to revenue growth with increasing profitability in 2016 even as we continue to invest in the business.”

GAAP revenue was $65.0 million in the fourth quarter, representing a 13.0% decrease from the $74.7 million delivered in same the period in the prior year. Non-GAAP revenue, which excludes the impact of the reduction of deferred revenue in connection with our acquisition of Scout Analytics, was $65.0 million, reflecting a 13.2% decrease from the same period in the prior year.

For the fourth quarter of fiscal year 2015, GAAP net loss in the quarter was $6.0 million, or $0.07 per share, compared with GAAP net loss of $13.5 million, or $0.16 per share, for the same period last year. Non-GAAP net income in the quarter was $0.3 million compared with non-GAAP net income of $0.5 million for the same period last year. Non-GAAP EPS was $0.00 per basic and diluted share, compared with non-GAAP EPS $0.01 income per basic and diluted share for the same period last year. Adjusted EBITDA was $2.3 million, compared with $4.4 million for the same period last year

For the full year 2015, GAAP revenue was $252.2 million, compared with $272.2 million for fiscal year 2014. GAAP net loss for the year was $40.4 million, or $0.47 per share, compared with a loss of $95.2 million, or $1.15 per share for 2014. Non-GAAP net loss for the year was $1.6 million, compared with non-GAAP net loss of $18.7 million in 2014. Non-GAAP net loss for the year was $0.02 per basic and diluted share, compared with non-GAAP net loss of $0.23 per basic and diluted share for 2014. Adjusted EBITDA was $1.4 million, compared with adjusted EBITDA of negative $19.2 million for fiscal year 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Quarterly Conference Call
ServiceSource will discuss its fourth quarter 2015 results and financial guidance today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 13047374. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource web site under Events & Presentations. A replay of the webcast will also be available on the Company's website at
http://ir.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our expectations for financial performance. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; our technology; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to our SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; changes in market conditions that impact our ability to sell our SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; the potential effect of mergers and acquisitions on our customer base; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; our ability to achieve our expected benefits from international expansion; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

About ServiceSource
ServiceSource (NASDAQ:SREV) provides the world's leading B2B companies with expert, technology-enabled solutions and best-practice processes proven to grow and retain revenue from existing customers. With a holistic approach to the entire revenue lifecycle, ServiceSource solutions help companies drive customer adoption, expansion and renewal. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built Revenue Lifecycle Management technology platform. For more information, go to http://www.servicesource.com.

Connect with ServiceSource:
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http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

Trademarks

ServiceSource, Renew OnDemand, Scout Analytics and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Net revenue	$64,960	$74,654	$252,203	$272,180
Cost of revenue (1)	40,293	48,678	171,369	194,009
Gross profit	24,667	25,976	80,834	78,171
Operating expenses:
Sales and marketing (1)	12,419	12,762	44,086	59,988
Research and development (1)	3,538	5,803	16,480	25,802
General and administrative (1)	12,521	11,755	46,299	47,808
Restructuring and other (1)	(75)	1,377	3,662	3,314
Goodwill and other intangibles impairment	—	4,108	—	25,108
Total operating expenses	28,403	35,805	110,527	162,020
Loss from operations	(3,736)	(9,829)	(29,693)	(83,849)
Interest expense and other, net	(2,218)	(3,371)	(9,316)	(11,008)
Loss before income taxes	(5,954)	(13,200)	(39,009)	(94,857)
Income tax provision	24	341	1,404	302
Net loss	$(5,978)	$(13,541)	$(40,413)	$(95,159)
Net loss per share, basic and diluted	$(0.07)	$(0.16)	$(0.47)	$(1.15)
Weighted average common shares outstanding, basic and diluted	86,318	83,478	85,417	82,872

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Cost of revenue	$466	$828	$2,666	$3,995
Sales and marketing	950	1,276	3,393	6,193
Research and development	—	668	1,299	2,800
General and administrative	1,166	2,121	6,029	7,911
Restructuring and other	—	—	2,579	—
Total stock-based compensation	$2,582	$4,893	$15,966	$20,899

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$72,334	$90,382
Short-term investments	136,378	125,000
Accounts receivable, net	56,563	70,163
Deferred income taxes	97	398
Prepaid expenses and other	8,167	6,815
Total current assets	273,539	292,758
Property and equipment, net	25,903	25,658
Deferred income taxes, net of current portion	1,759	2,488
Goodwill and intangibles, net	9,444	10,957
Other assets, net	8,960	7,985
Total assets	$319,605	$339,846

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,067	$2,922
Accrued taxes	1,112	1,721
Accrued compensation and benefits	22,116	20,056
Deferred revenue	5,770	7,018
Accrued expenses	4,716	8,882
Other current liabilities	2,327	2,569
Total current liabilities	37,108	43,168
Obligations under capital leases, net of current portion	198	329
Convertible notes, net	128,092	120,730
Other long-term liabilities	4,113	4,331
Total liabilities	169,511	168,558
Stockholders’ equity:
Common stock	8	8
Treasury stock	(441)	(441)
Additional paid-in capital	331,922	312,017
Accumulated deficit	(181,822)	(141,409)
Accumulated other comprehensive income	427	1,113
Total stockholders’ equity	150,094	171,288
Total liabilities and stockholders’ equity	$319,605	$339,846

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Twelve months ended
	December 31
	2015	2014
Cash flows from operating activities
Net loss	$(40,413)	$(95,159)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,736	13,219
Amortization of debt discount and issuance costs	8,048	7,474
Amortization of premium on short-term investments	(101)	(245)
Deferred income taxes	789	(514)
Stock-based compensation	13,387	20,899
Income tax benefit from stock-based compensation	—	(146)
Restructuring and other	3,699	952
Goodwill and other intangibles impairment	—	25,108
Changes in operating assets and liabilities:
Accounts receivable, net	12,002	3,716
Deferred revenue	(1,204)	(371)
Prepaid expenses and other	(2,799)	(631)
Accounts payable	(1,562)	(278)
Accrued taxes	(539)	477
Accrued compensation and benefits	1,586	248
Accrued expense	(3,940)	1,978
Other liabilities	(66)	(489)
Net cash provided by (used in) operating activities	2,623	(23,762)
Cash flows from investing activities
Acquisition of property and equipment	(11,975)	(9,357)
Restricted cash	(1,244)	—
Cash paid for acquisition, net of cash acquired	—	(32,550)
Purchases of short-term investments	(95,421)	(84,415)
Sales of short-term investments	82,351	60,407
Maturities of short-term investments	1,095	4,043
Net cash used in investing activities	(25,194)	(61,872)
Cash flows from financing activities
Repayment of long-term debt and capital lease obligations	(170)	(364)
Repurchase of common stock	(1,212)	—
Proceeds from common stock issuances	5,703	4,386
Tax benefit from stock-based compensation	—	146
Net cash provided by financing activities	4,321	4,168
Net decrease in cash and cash equivalents	(18,250)	(81,466)
Effect of exchange rate changes on cash and cash equivalents	202	1,716
Cash and cash equivalents at beginning of period	90,382	170,132
Cash and cash equivalents at end of period	$72,334	$90,382

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."
ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP revenue is defined as net revenue plus revenue not recognized in the period for Scout Analytics due to the impact of purchase accounting rules related to deferred revenue acquired.
Non-GAAP gross profit consists of gross profit plus adjustments to revenue related to purchase accounting, stock based compensation, amortization of purchased intangible assets and amortization of internally-developed software.

Non-GAAP net loss consists of net loss plus adjustments to revenue related to purchase accounting, stock-based compensation, amortization of purchased intangible assets, amortization of internally-developed software, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs, goodwill and other intangibles impairment and non-cash interest expense and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net loss plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash stock-based compensation expense, acquisition related costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments, restructuring related costs, goodwill and other intangibles impairment and adjustments to revenue related to purchase accounting. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)
		Three Months Ended		Twelve Months Ended
		December 31		December 31
		2015	2014	2015	2014
Net Revenue
GAAP net revenue		$64,960	$74,654	$252,203	$272,180
Adjustments to revenue	(A)	75	270	350	1,346
Non-GAAP net revenue		$65,035	$74,924	$252,553	$273,526

Gross Profit
GAAP gross profit		$24,667	$25,976	$80,834	$78,171
Non-GAAP adjustments:
Adjustments to revenue	(A)	75	270	350	1,346
Stock-based compensation	(B)	466	828	2,666	3,995
Amortization of internally-developed software	(C)	1,100	926	4,483	2,479
Amortization of purchased intangible assets	(D)	247	247	988	1,221
Non-GAAP gross profit		$26,555	$28,247	$89,321	$87,212

Gross Profit %
GAAP gross profit		38%	35%	32%	29%
Non-GAAP adjustments:
Adjustments to revenue	(A)	—%	—%	—%	—%
Stock-based compensation	(B)	1%	1%	1%	1%
Amortization of internally-developed software	(C)	2%	1%	2%	1%
Amortization of purchased intangible assets	(D)	—%	—%	—%	—%
Non-GAAP gross profit		41%	38%	35%	32%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$28,403	$35,805	$110,527	$162,020
Stock-based compensation	(B)	(2,116)	(4,065)	(13,300)	(16,904)
Amortization of internally-developed software	(C)	(291)	(84)	(542)	(329)
Amortization of purchased intangible assets	(D)	(131)	(131)	(525)	(721)
Acquisition related costs	(E)	—	—	—	(728)
Restructuring and other	(F)	75	(1,377)	(3,662)	(3,314)
Goodwill and other intangibles impairment	(G)	—	(4,108)	—	(25,108)
Non-GAAP operating expenses		$25,940	$26,040	$92,498	$114,916

Net loss
GAAP net loss		$(5,978)	$(13,541)	$(40,413)	$(95,159)
Non-GAAP adjustments:
Adjustments to revenue	(A)	75	270	350	1,346
Stock-based compensation	(B)	2,582	4,893	15,966	20,899
Amortization of internally-developed software	(C)	1,433	1,010	5,068	2,808
Amortization of purchased intangible assets	(D)	378	378	1,513	1,942
Acquisition related costs	(E)	—	—	—	728
Restructuring and other	(F)	(75)	1,377	3,662	3,314
Goodwill and other intangibles impairment	(G)	—	4,108	—	25,108
Non-cash interest expense	(H)	2,092	1,942	8,057	7,511
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	(189)	29	4,193	12,782
Non-GAAP net income (loss)		$318	$466	$(1,604)	$(18,721)

Diluted Net Loss Per Share
GAAP net loss per share		$(0.07)	$(0.16)	$(0.47)	$(1.15)
Non-GAAP adjustments:
Adjustments to revenue	(A)	—	—	—	0.02
Stock-based compensation	(B)	0.03	0.06	0.19	0.25
Amortization of internally-developed software	(C)	0.02	0.01	0.06	0.03
Amortization of purchased intangible assets	(D)	—	—	0.02	0.02
Acquisition related costs	(E)	—	—	—	0.01
Restructuring and other	(F)	—	0.02	0.04	0.04
Goodwill and other intangibles impairment	(G)	—	0.05	—	0.30
Non-cash interest expense	(H)	0.02	0.02	0.09	0.09
Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate	(I)	—	—	0.05	0.15
Non-GAAP diluted net income (loss) per share		$—	$0.01	$(0.02)	$(0.23)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis		86,318	83,478	85,417	82,872

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Adjustments to revenue. Due to purchase accounting rules, upon acquisition, we recorded an adjustment of $1.7 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Scout Analytics. As a result of this adjustment, $0.1 million of revenue was not recognized for the three months ended December 31, 2015. Therefore, revenue is adjusted by an increase of $0.1 million to arrive at non-GAAP revenue for the three months ended December 31, 2015.
(B) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(C) Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(D) Amortization of Purchased Intangibles. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. We believe amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.
(E) Acquisition related costs. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs and acquisition bonus payments. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(F) Restructuring and other expense. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other expenses consist primarily of employees' severance payments, related employee benefits, stock-based compensation related to accelerated vesting of certain equity awards and charges related to cancellation of contracts. These are one-time in nature costs that are not indicative of our core operating performance.

(G) Goodwill and other intangibles impairment. Included in our GAAP presentation, we recorded goodwill and other intangibles impairment related to our Cloud and Business Intelligence unit in 2014. Goodwill and other intangibles impairment is a noncash charge that is one time in nature that is not indicative of our core operating performance.

(H) Non-cash interest expense. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the $150 million convertible senior notes that were issued in August 2013. Accordingly, for GAAP purposes we are required to recognize effective interest expense on our convertible senior notes which includes interest cost related to the amortization of debt issuance costs and the contractual 1.5% interest rate of the note. The difference between the effective interest expense and the contractual interest expense is excluded from our assessment of our operating performance because we believe that this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(I) Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E, F, G, H and I noted above on our non-GAAP net loss; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)
	Three Months Ended		Twelve months ended
	December 31		December 31
	2015	2014	2015	2014

Net loss	$(5,978)	$(13,541)	$(40,413)	$(95,159)
Income tax provision	24	341	1,404	302
Interest expense and other, net	2,218	3,371	9,316	11,008
Depreciation and amortization	3,416	3,549	13,736	13,219
EBITDA	(320)	(6,280)	(15,957)	(70,630)
Stock-based compensation	2,582	4,893	13,387	20,899
Adjustments to revenue	75	270	350	1,346
Acquisition related costs	—	—	—	728
Restructuring and other (1)	(75)	1,377	3,662	3,314
Goodwill and other intangibles impairment	—	4,108	—	25,108
Adjusted EBITDA	$2,262	$4,368	$1,442	$(19,235)

(1) Restructuring and other includes $2.6 million of stock-based compensation in the twelve-months ended December 31, 2015.

ServiceSource International, Inc.
Reporting Segments
(In thousands)
(unaudited)
	Three Months Ended December 31
	2015		2014
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$60,113	$4,847	$66,800	$7,854
Cost of Revenue	36,399	3,894	43,189	5,489
Gross Profit	$23,714	$953	$23,611	$2,365

	Twelve Months Ended December 31
	2015		2014
	Managed Services	Cloud and Business Intelligence	Managed Services	Cloud and Business Intelligence
Net Revenue	$227,645	$24,558	$240,573	$31,607
Cost of Revenue	155,898	15,471	170,820	23,189
Gross Profit	$71,747	$9,087	$69,753	$8,418

Investor Relations Contact for ServiceSource:
Erik Bylin
ServiceSource International, Inc.
(415) 901-4182
ebylin@servicesource.com